Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Alpha Teknova, Inc. 2021 Equity Incentive Plan and the Alpha Teknova, Inc. 2021 Employee Stock Purchase Plan of our report dated March 26, 2024, with respect to the financial statements of Alpha Teknova, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, CA

March 27, 2024